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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-22217) of Overland Data, Inc. of our report dated July 29, 1998 appearing on page F-14 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

San Diego, California
September 24, 1998